GeothermEx
A Schlumberger Company

3260 BLUME DRIVE, SUITE 220
RICHMOND, CALIFORNIA 94806 USA

PHONE: (510) 527-9876
FAX: (510) 527-8164
www.geothermex.com

Consent of GeothermEx Inc.

In connection with U.S. Geothermal Inc's Registration Statements on Form S-8 (No. 333-164394), Form S-8 (No. 333-141262), Form S-3 (No. 333-163384), Form S-3 (No. 333-165728) and Form S-3 (No. 333-170202) of U.S. Geothermal Inc. and related filings under the United States Securities Act of 1933, I, Marcelo Camargo, on behalf of GeothermEx Inc.. ("GeothermEx"), hereby consent to the use of GeothermEx's name and to the use of the "Technical Report On The Raft River Geothermal Resource, Cassia County Idaho" dated August 2002, and the "Results From The short-Term Well Testing Program At the Raft River Geothermal Field, Cassia County, Idaho" dated October 2004 (together, the "Technical Reports"), references to the Technical Reports, or portions thereof, or information derived from the Technical Reports, in the Registration Statement.

Dated at Richmond, California, this 21st day of May, 2012.

Name:Marcelo A. Camargo
Title: President